Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Annual Report of Bank of the Ozarks, Inc. (the Company) on Form 10-K for the period ended December 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the Report), I, Paul E. Moore, Chief Financial Officer/Chief Accounting Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

March 11, 2005

/s/ Paul E. Moore
Paul E. Moore
Chief Financial Officer/Chief Accounting Officer